Exhibit (g-2)

AMENDMENT TO CUSTODIAN AGREEMENT

THIS AMENDMENT to Custodian Agreement (this “Amendment”) is dated as of January 6, 2017, by and between each of the management investment companies (each, the “Fund”) set forth on Exhibit 1 hereto registered with the Securities and Exchange Commission under the Investment Company Act of 1940 acting on behalf of their respective portfolios thereof, if any (each a “Portfolio”) and Brown Brothers Harriman & Co. (“BBH&Co. “).

Reference is made to the Custodian Agreement dated as of February 29, 2008 by and between the Fund and BBH&Co., as amended from time to time and as in effect on the date hereof prior to giving effect to this Amendment (the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Fund and BBH&Co. desire to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement as follows:

A.	Amendment to the Agreement

The Agreement is hereby amended by deleting the existing Exhibit 1 to the Agreement and replacing it with the updated Exhibit 1 attached hereto.

B.	Miscellaneous

1.

Except as specifically amended hereby, the Agreement remains unchanged, in full force and effect and binding on the parties in accordance with its terms. The Fund hereby ratifies and affirms all terms and provisions of the Agreement, as amended hereby.

2.	This Amendment shall be governed in accordance with the terms set forth in Section 13.4 of the Agreement.

3.	This Amendment may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, each of the parties has caused their duly authorized representatives to execute this Amendment to the Agreement, effective as of the first date written above.

BROWN BROTHERS HARRIMAN & CO.		Each of the Management Investment Companies set forth on Exhibit 1 hereto acting on behalf of their respective Portfolios thereof, if any

By:	/s/ Elizabeth E. Prickett	By:	/s/ Michael D. Martins
Name:	Elizabeth E. Prickett	Name:	Michael D. Martins
Title:	Managing Director	Title:	Treasurer

Exhibit 1

to

Custodian Agreement dated February 29, 2008

Revised: January 6, 2017

• Alger Small Cap Growth Fund

Alger Funds	• Alger Growth & Income Fund

• Alger Smid Cap Growth Fund

• Alger Mid Cap Growth Fund

• Alger International Growth Fund (formerly Alger Large Cap Growth Fund May 31, 2013)

• Alger Capital Appreciation Fund

• Alger Health Sciences Fund

• Alger Small Cap Focus Fund (formerly Alger Growth Opportunities Fund Feb 12, 2015)

• Alger Institutional Small Cap Growth Fund

Alger Institutional Funds	• Alger Institutional Mid Cap Growth Fund

• Alger Institutional Capital Appreciation Focus Fund (formerly Alger Large Cap Growth Institutional Fund Dec 31, 2012)

• Alger Institutional Capital Appreciation Fund

• Alger Spectra Fund

Alger II Funds	• Alger Responsible Investing Fund (formerly Alger Green Fund December 31, 2016)

• Alger Analyst Fund (formerly Alger Alchemy Fund July 1, 2008)

• Alger Dynamic Opportunities Fund (opened Nov 2, 2009)

• Alger Emerging Markets Fund (opened Dec 29, 2010)

Alger Portfolios	• Alger Small Cap Growth Portfolio (formerly Alger American Small Cap Growth Portfolio and Alger American Small Capitalization Portfolio)

• Alger Mid Cap Growth Portfolio (formerly Alger American Mid Cap Growth Portfolio)

• Alger Large Cap Growth Portfolio (formerly Alger American Large Cap Growth Portfolio and Alger American Growth Portfolio)

• Alger Balanced Portfolio (formerly Alger American Balanced Portfolio)

• Alger Capital Appreciation Portfolio (formerly Alger American Capital Appreciation Portfolio and Alger American Leveraged AllCap Portfolio)

• Alger Growth & Income Portfolio (formerly Alger American Income & Growth Portfolio)

• Alger SMid Cap Growth Portfolio (formerly Alger SMid Cap Growth Portfolio and Alger American Small Cap & Mid Cap Portfolios)
Alger Global Growth Fund
(formerly Alger China-I.S.
Growth Fund as of May 31,
2013)

2